Second Quarter 2013 Earnings Highlights July 19, 2013 Gary M. Crosby Interim President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer

Safe Harbor Statement Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2012 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. 2

2Q13 Financial Summary

Income Statement ($MM)	1Q13	2Q13
Net interest income	$ 266.1	$ 269.4
Noninterest Income	89.3	95.5
Total Revenue	355.4	365.0
Noninterest Expenses	237.7	235.2
Pre-tax Preprovision Income	117.8	129.8
Provision for loan losses	20.2	25.2
Pretax Income	97.6	104.6
Income taxes	30.3	33.5
Net Income	$ 67.3	$ 71.1
Preferred stock dividend	7.5	7.5
Net Income Available to Common	$ 59.7	$ 63.6
GAAP Earnings Per Diluted Share	$ 0.17	$ 0.18
Key Ratios		
Net Interest Margin	3.39%	3.36%
Return on Average Tangible Assets[1]	0.80%	0.83%
Pretax preprovision ROA	1.30%	1.41%
Return on Average Tangible Common Equity[1]	12.05%	12.21%
Efficiency Ratio	66.86%	64.43%

- Positive operating leverage drives 10% increase in pre-tax pre-provision income
- Net interest income increases modestly QOQ; NIM stable at 3.36%
  - 3 bps of NIM compression offset by 4% increase in average earning asset growth
  - Average loans increase 8% QOQ, while average commercial loans grow 10%. Securities decline $293 million at period end
  - NIM and NII reflect ongoing downward re-pricing of loans, offset by higher CRE loan prepayment penalties (~2 bps) and lower deposit costs
  - Interest-bearing deposit cost down 2 bps QOQ to 23 bps
- Noninterest income increases 7% QOQ
  - Wealth management increases 16% QOQ on strong annuity sales and AUM growth
  - Deposit service charges increase 7% QOQ on higher NSF incidence and collection rates
  - Insurance revenues increase 8% QOQ on higher renewal premiums
- Provision up over low Q1 levels; charge-off rate in Q2 of 0.33% in-line with 2012 levels of 0.35%
- Operating expenses above guidance due to:
  - $1.5 million in greater incentive and variable compensation tied to strong fee income growth
  - $1.0 million in true up costs related to branch consolidations
  - $0.5 million in separation costs due to executive departures

1. Represents a non-GAAP measure. Refer to the Appendix for further information.

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Noninterest Income & Expense Summary 4

4.0 3.8 3.7 3.6 2.7 2.7 2.6 2.7 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.5 0.7 0.9 $0.0 $2.0 $4.0 $6.0 $8.0 3Q12 4Q12 1Q13 2Q13 B ill io n s Indirect Auto Credit Card Other Consumer Home Equity Residential RE 4.6 4.8 5.0 5.1 6.8 6.9 7.2 7.4 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 3Q12 4Q12 1Q13 2Q13 B ill io n s CRE C&I Continued Momentum in Loan Growth Average Commercial Loans Average Consumer Loans $7.6 $ billions $ billions  Growth in specialty businesses such as equipment finance and asset based lending continue to augment growth in core lending units (Middle Market, CRE, Business Banking)  Pipeline remains strong; Commercial line utilization flat to Q1  Indirect auto continues positive loan generation momentum as dealer network expands $11.4 $7.6 $11.7 $12.2 $7.7 5 $12.5 $7.8

7% 25% 11% 13% -7% -10% -5% 0% 5% 10% 15% 20% 25% 30% NY WPA EPA NE Other Robust Commercial Loan Growth Across Regions Notes: Average balances. Growth rates are annualized. Balances include small business loans that roll up into retail segment. * Includes capital markets, community development and the tri-state region. QOQ Commercial Growth by Region QOQ Commercial Growth by Business Unit $5.6 $1.6 $2.2 $2.3 $3.4 $3.3 $4.3 $0.8 $0.5 $0.2 Average Loan Balance (billions) 6 $0.7 * 15% 10% 5% 26% -10% 61% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% Middle Market Business Banking CRE Equipment Finance Capital Markets Others

Consumer Finance Results Reflect Ongoing Momentum

$ in millions

	1Q13	2Q13	QOQ Δ
Indirect Auto			
Period end loan balance	$818	$1,050	28%
Origination Volume	$263	$296	13%
Origination Yield	3.34%	3.16%	-18 bps
# of dealers	1024	1075	5%
% of used units	70%	67%	-3%
Credit Card			
Period end loan balance	$298	$303	2%
Purchase Volume	$224	$246	10%
Interchange Fee Income	$4.3	$4.7	10%
Total Accounts (Units)	277,343	286,060	3%
Mortgage Banking			
Total Origination Volume	$527	$638	21%
Retail Origination Volume	$493	$529	7%
Purchase Volume	$127	$222	75%
HFS Lock Volume	$363	$358	-2%
Application Volume	$783	$851	9%

- Indirect Auto Momentum Continues
  - Facilitates balance sheet rotation at attractive risk-adjusted ROAs
  - Net origination yield of 3.16%
  - $296 million in originations in 2Q13, up $33 million QOQ
    - Average FICO of 745 on new originations during the quarter
    - 67% of originations are for used vehicles at new car dealers
    - Average ticket size of $23K
  - Entered Pennsylvania market in 2Q13
- Credit card platform
  - Increased cardmember accounts and seasonality drives 10% increase in transaction volume
- Mortgage Banking
  - Focus on on-boarding more lenders, system enhancements and aggressive cross-solve with branch network
  - Mortgage banking revenues increase 7% QOQ despite GOS margin compression
  - Application volumes increase 9% on capacity improvement
  - Purchase volume as a percentage of total origination volume increased from 24% in Q1 to 35% in Q2

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13% 5% 13% 19% NY WPA EPA NE  Transactional deposits represent 34% of total deposits in Q2, up from 30% a year ago  Interest-bearing deposit cost down 2 bps QOQ to 23 bps  Transactional deposits up 17% annualized from Q1  Growth driven by continued acquisitions of new checking accounts, particularly in mass affluent households  Double-digit growth in NY, EPA and NE3  Mobile banking adoption rates significantly outperforming expectations  More than 100,000 customers have registered since inception in January 2013  Remote deposit capture launch planned in 2013  Over 60 branches consolidated since 2011, including 5 in Q2 and 9 in 1H13  Consolidations to continue to optimize branch network Retail: Focus on Checking Account Growth 8 1. DDA and interest-bearing checking. Average balances. 2. Growth rates annualized. Excludes muni deposits. 3. Excludes muni deposits. Transactional Deposits as a Percentage of Total Deposits1 QOQ Growth in Transactional Deposits by Region2 Note: Dollar value represents 2Q average balance in billions 30% 31% 32% 32% 34% 2Q12 3Q12 4Q12 1Q13 2Q13 $6.9 $8.4 $8.8 $8.8 $9.2 $4.6 $1.2 $0.9 $1.2

Credit Quality – Originated Portfolio

$ in millions	2Q12	1Q13	2Q13
Provision for loan losses	$25.4	$18.9	$23.9
Net Charge-offs	$15.1	$9.1	$12.2
NCOs/ Average Loans	0.55%	0.27%	0.33%
Nonperforming Originated Loans	$109.7	$145.6	$154.6
NPLs / Loans – Originated	0.96%	1.03%	1.02%
Total Originated Loans	$11,392	$14,100	$15,102
Allowance – Originated	$135.2	$170.7	$182.5
Allowance / Loans – Originated	1.19%	1.21%	1.21%
Criticized[1]	$546.5	$618.2	$614.6
Criticized as a % of Total Originated Loans	4.8%	4.4%	4.1%
Classified[2]	$398.0	$406.3	$405.6
Classified as a % of Total Originated Loans	3.5%	2.9%	2.7%

- Net charge-offs of 33 bps in Q2; compared to low level of 27 bps in Q1 and consistent with full year 2012 charge-offs of 35 bps
- Provision of $11.7 million in excess of NCOs to support originated loan growth
  - $1.0 billion in organic loan growth
  - Coverage ratio of originated allowance consistent with prior quarters
  - Reserve build reduced EPS by $0.02 in Q2
- NPLs increase due to one CRE credit that is well secured
  - NPL ratio down 1 bp QOQ
  - NPLs carried at 63% of UPB
- Criticized loans equaled 4.1% of total originated loans in 2Q13, down from 4.4% QOQ
- Classified loans decreased from 2.9% of total originated loans in 1Q13 to 2.7% in 2Q13

Note: Originated loans represent loans excluding acquired loans (i.e., loans originated under First Niagara ownership)

1. Loans classified as special mention, substandard or doubtful.
2. Loans classified as substandard or doubtful.

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Credit Quality: Acquired Portfolio • In 2Q13, provision on acquired loans was $0.9M consistent with the prior quarter • Reclassified ~$10M of credit marks into accretable yield in 1Q13; zero in 2Q 2013 • Credit mark of $141M equals 2.5% of remaining $5.6B acquired book; ~30bps of tangible capital • Classified and criticized down 6% and 7%, respectively 10 * Acquired loans before associated credit discount. Refer to the ending balance sheet in our Q2 2013 press release tables for a reconciliation to total loans and leases. $ in millions NCC HNBC NAL HSBC Acquired NCC HNBC NAL HSBC Acquired Provision for loan losses - 0.9 - - 0.9 - 0.9 - - 0.9 Net charge-offs - 1.2 - - 1.2 - 0.9 - - 0.9 NCOs / Avg Loans 0.08% 0.06% Nonperforming loans 4.2 11.7 8.1 3.7 27.7 3.9 10.7 7.8 5.2 27.6 Total loans * 334 1,304 3,280 1,167 6,084 303 1,199 3,033 1,046 5,582 Allowance - 1.2 - 0.1 1.3 - 1.2 - 0.1 1.3 Credit discount on Acq loans 11.8 29.0 73.4 34.6 148.9 11.3 28.0 72.4 29.0 140.8 Credit discount / Acq loans 3.5% 2.2% 2.2% 3.0% 2.4% 3.7% 2.3% 2.4% 2.8% 2.5% Criticized 46.7 174.4 163.5 42.0 426.7 38.9 161.6 157.3 39.9 397.7 Classified 32.4 138.8 112.9 29.8 313.9 26.7 129.8 109.5 29.4 295.5 Accruing 90+ days delinquent 3.4 88.5 62.6 13.1 167.6 3.0 89.2 60.2 10.5 162.9 Q1 2013 Q2 2013

6 1% 7 1% 5 2% 5 5% 5 8% 6 1% 6 2% 40% 45% 50% 55% 60% 65% 70% 75% 80% 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13E 4Q13E FNFG Peer Median • Portfolio duration remains low • $3B transferred to HTM in 1Q13 had amortizing AOCI of $35M • Only 20% of the AFS portfolio is RMBS; only 5% are pass-throughs – Ineligible under QE3 purchases (less volatility) • 25% of AFS portfolio is variable rate (CLOs and some ABS) • CMBS ($1.8B) and Muni ($0.5B) atypically short duration (~2.75 years) Investment Securities1 Portfolio as of June 30, 2013 11 Portfolio Stats – Q2’13 Market Value $11.6 B Yield 2.96% Average Rating AA- Remaining RMBS Purchase Premium $70 M Remaining Premium as a % of RMBS Portfolio 1.3% Total Portfolio Duration 2.4 years AFS Portfolio Duration 2.4 years AFS Duration under +200 bps shock 2.8 years QOQ Change in after-tax AOCI -$77M Q2’13 Purchases Total $538 M Yield 2.4% Average Rating Aa3 1. Excludes FHLB and Federal Reserve Bank stock 2. Commercial assets include C&I and CRE loans plus CLO, CMBS, corporates and commercial ABS at amortized cost HSBC Pre-Closing Investment Activity Investment Security Mix (Book Value $11.5B) Commercial Assets2 to Total Deposits Credit Securities $5.1B; 45% RMBS, 46.9% CMBS, 16.0% CLO, 13.0% ABS, 8.2% Muni, 4.8% Corp, 7.7% US Gov't, 3.0% Other, 0.3% UST, 0.2% Traditional Portfolio $6.3B; 55%

3Q13 Outlook (as of July 19, 2013)

Metric	Street Median for 3Q13 [1]	Management Commentary on Street Median Expectations
Net Interest Margin T/E	3.28%	Low-to-mid single digit bps compression from 2Q13's 3.36%
Average Earning Assets	$32.7B	Consistent with expectations
Noninterest income	$94M	Consistent with expectations
Noninterest expenses	$226M	• Low single digit decline from 2Q13 levels • Maintain positive operating leverage • $7.7M in intangible amortization expense in Q3
Loan loss provision	$23M	• NCO/originated loans +/- 40 bps of avg. originated loans[2] • Total provision expense consistent with 2Q13
Tax rate- GAAP	NA	~32%
Operating EPS	$0.19	Consistent with expectations

1. *Based on the computed median of all 15 analyst models where available and SNL Financial; as of July 18, 2013*
2. *3Q13 originated NCO ratio will include any losses related to credit cards acquired from HSBC; these were previously charged to the credit mark*

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Appendix Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non- operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial member, can be found in this Appendix. 13

14 Originated NPL to Loans by Loan Category1 Originated NCO to Total Loans by Loan Category1 1. Excludes acquired loans that are marked to market at acquisition. Strong Asset Quality 0.10% 0.14% 0.45% 0.64% 0.10% 0.07% 0.19% 0.26% 0.64% 0.51% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2Q12 3Q12 4Q12 1Q13 2Q13 CRE C&I RRE Home Equity Other Consumer 0.94% 1.04% 1.08% 0.97% 1.67% 1.66% 1.07% 1.03% 0.41% 0.38% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2Q12 3Q12 4Q12 1Q13 2Q13 CRE C&I RRE Home Equity Other Consumer

15 Commercial Loan Count1 Originated Criticized & Classified Loans to Total Loans2 1. Multiple loans to one borrower have not been aggregated for purposes of this chart 2. Excludes acquired loans that are marked to market at acquisition. Strong Asset Quality Moving Up Market with Discipline 4.80% 4.30% 4.19% 4.38% 4.07% 3.49% 2.85% 2.81% 2.88% 2.69% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2Q12 3Q12 4Q12 1Q13 2Q13 Criticized Classified 1,195 185 50 8 1,623 252 101 17 1,841 315 150 25 1,942 322 165 28 - 500 1,000 1,500 2,000 $1M to $5M $5M to $10M $10M to $20M >$20M 4Q10 4Q11 4Q12 2Q13

GAAP to non-GAAP Reconciliation 16 Quarter ended Quarter ended March 31, 2013 (in 000s) June 30, 2013 (in 000s) Computation of Average Tangible Assets: T t l average assets 36,807,221$ 36,982,893$ Less: Average goodwill and other intangibles (2,609,409) (2,561,507) Average tangible assets 34,197,812$ 34,421,386$ Computation of Average Tangible Common Equity: Total average stockholders' equity 4,958,402$ 4,989,006$ Less: Average goodwill and other intangibles (2,609,409) (2,561,507) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity 2,010,991$ 2,089,497$